                                                                   EXHIBIT 10.90

                             SUBLICENSE AGREEMENT
                                    OF THE
                              FIRST BD SUBLICENSE

         This SUBLICENSE AGREEMENT OF THE FIRST BD SUBLICENSE ("Agreement"),
                                                                ---------
dated as of August 31, 2001 ("Effective Date") is entered into by and between
                              --------------
Baxter Healthcare Corporation, a Delaware corporation having its principal place of business at One Baxter Parkway, Deerfield, Illinois 60015 ("Baxter"), and
                                                               ------
Nexell of California, Inc. f/k/a BIT Acquisition Corporation, a Delaware corporation having its principal place of business at Nine Parker, Irvine, California 92618 ("Nexell").
                   ------

                                   RECITALS

         WHEREAS, Baxter and Nexell entered into a certain First BD Sublicense Agreement, dated December 17, 1997 (the "First BD Sublicense"), annexed as
                                         -------------------
Exhibit A hereto, under which Baxter granted to Nexell certain rights under that certain License Agreement between Baxter and Becton, Dickenson and Company ("Becton"), dated August 24, 1990 as amended on November 10, 1993 and March 30,
  ------
1995 (the "First BD License").
           ----------------

         WHEREAS, the parties desire to reaffirm the First BD Sublicense and each party's respective rights and obligations thereunder.

         WHEREAS, Nexell desires to sublicense to Baxter certain rights under the First BD Sublicense in order to enable Baxter to perform its sales, marketing and distribution obligations under that certain Distribution and License Agreement by and between Nexell and Baxter dated as of August 31, 2001 (the "Distribution and License Agreement").
      ----------------------------------

                                   AGREEMENT

         NOW THEREFORE, for good and valuable consideration, including the promises contained herein, the parties do hereby agree to be bound as follows:

1.       Definitions

         1.1   Terms Defined in the First BD Sublicense. Capitalized terms not
               ----------------------------------------
               otherwise defined herein shall have the meanings given them in the First BD Sublicense.

         1.2 As used herein, the following terms shall have the specified meaning:

         (a)   "Cell Lines" shall mean the cell lines specified in Schedule
                ----------                                         --------
               1.2(a).

         (b)   "Licensed Intellectual Property" shall mean any intellectual
                ------------------------------
               property comprising the intellectual property licensed under the First BD Sublicense.

          (c)  "Non-Compete Agreement" shall mean the Non-Competition and
                ----------------------
               Confidentiality Agreement, by and among Baxter, Nexell, and VIMRx Pharmaceuticals Inc., dated as of December 18, 1997, as amended.

          (d)  "Products" shall have the meaning ascribed to it in the
                --------
               Distribution and License Agreement.

          (e)  "Product Categories" shall have the meaning ascribed to it in the
                ------------------
               Distribution and License Agreement.

          (f)  "Supply Agreement" shall mean the Supply Agreement by and between
                ----------------
               Baxter and Nexell dated as of August 31, 2001.

2.   Reaffirmation of the First BD Sublicense and First BD License

     2.1 Baxter agrees that this Agreement is subject to the terms and conditions of the First BD Sublicense and the First BD License, all the terms of which are hereby incorporated by reference into this Agreement. The parties agree that this Agreement shall be interpreted in a manner so as to be consistent with the First BD Sublicense and the First BD License.

     2.2 Nexell agrees that this Agreement is subject to the terms and conditions of the First BD License and the First BD Sublicense including, without limitation, Nexell's obligations under Sections 2.2, 4, 5.1, 7.1 and 9.4 of the First BD Sublicense.

     2.3 Baxter agrees to pay, perform, discharge or otherwise satisfy, or cause to be paid, performed, discharged or otherwise satisfied the obligations under the First BD License arising on or after the date hereof with respect to any Products sold by Baxter by transmitting any and all payments and reports directly to Becton, with simultaneous written notice thereof to Nexell.

3.   License Grant by Nexell to Baxter

     3.1  License.  Nexell hereby grants to Baxter: (i) an exclusive (even as to
          -------
          Nexell), worldwide license under the Licensed Intellectual Property to market and sell the Products, and any components thereof; (ii) an exclusive (except as to Nexell), worldwide license under the Licensed Intellectual Property to make, have made and import the Products, and any components thereof; (iii) an exclusive (even as to Nexell) worldwide license under the Licensed Intellectual Property to use the Products and components solely for the distribution purpose set forth in Section 5 of the Distribution and License Agreement; and (iv) an exclusive (except as to Nexell), worldwide license under the Licensed Intellectual Property for internal research and development purposes (including clinical trials) to improve Products for Ex Vivo Cell Processing (as such term is defined in the Non-Compete Agreement) (the "License"). The foregoing license rights shall not include the right
           -------
          for Baxter to use the Licensed Intellectual Property to practice Ex Vivo Cell Processing commercially. Either party shall have the right to sublicense its rights described in this Section 3.1, provided such party has obtained the other party's prior written consent (such consent not to be unreasonably withheld or delayed) and any such sublicensee agrees to be bound by the terms and conditions of this Agreement and the Non-Compete Agreement (the terms of which shall be binding upon any sublicensee in the same manner and to the same extent such terms bind the applicable licensor).

     3.2  Maintenance of Cell Lines. Baxter shall at all times endeavor to keep
          -------------------------
          the Cell Lines secure and safe from loss and damage in such a manner as Baxter shall determine in accordance with Baxter's Standard Operating Procedures System (as such term is defined in the Supply Agreement) and consistent with Baxter's efforts to protect its own cell lines. Upon transferring any portion of a master or working cell bank to Nexell, or to Nexell's designee, at Nexell's request, Baxter shall conduct viability testing prior to shipment of such master or working cell bank and shall retain reports of such testing for Nexell's inspection. Nexell shall assume full responsibility for shipping such master or working cell banks and all such shipments shall be FOB the facilities where such master or working cell banks are kept by Baxter. Notwithstanding anything to the contrary set forth in this Section 3.2, Baxter shall have no obligation to maintain any Cell Line, at its expense, if Baxter elects, in its sole discretion, to cease selling such Cell Line. In such an event, Baxter shall notify Nexell and Nexell shall inform Baxter as to how Baxter should dispose of any such Cell Line.

4.   Notification of Payments and Reports

     Each party shall notify the other party of any payment, royalty payment, FDA marketing approval and first commercial sale in each country where such sale is made and shall provide the other party with copies of any payment or report transmitted to Becton concurrent with the transmittal of same to Becton.

5. Nexell's Rights to Avoid Termination of the First BD Sublicense; Termination; Non-Modification; Exclusivity

     5.1 Baxter shall provide Nexell with written notice within three (3) business days of the occurrence of any of the following:

          (a) Failure to meet its royalty payment obligations under the First BD License or the First BD Sublicense;

          (b) Baxter's material breach of any other obligation under the First BD License;

          (c) Receipt of any notification or other communication relating or otherwise referring to Baxter's alleged breach of its responsibilities under the First BD License or threatening termination of the First BD License.

     5.2 After receipt of notice under Section 5.1 above, or, in the event that Nexell, in good faith, after consultation with Baxter, reasonably believes that the First BD

          License will be terminated absent action by Nexell, Nexell may, at its option, take such actions it considers to be reasonably necessary in order to avoid such termination. To the extent Nexell advances payments on Baxter's behalf, such payment shall be considered a loan to Baxter. Interest on the amount advanced shall accrue and be payable from the date advanced at a rate of 1% per month (or the highest rate allowed by law, if lower) compounded annually, until fully paid (including full payment of such interest).

     5.3  Final Notice to Cure. In the event Nexell exercises its rights under
          --------------------
          Section 5.2 above, Nexell shall be entitled to terminate this Agreement, provided, Nexell serves Baxter with thirty (30) days prior notice of its intention to terminate, and gives Baxter the opportunity to cure the breach which necessitated Nexell's action under Section
          5.2 above, including the payment of any fees, plus interest, due and owing to Nexell, and/or a reimbursement of Nexell's costs and expenses incurred by Nexell in exercising its rights under Section 5.2 above.

     5.4  Early Termination. Nexell may terminate this Agreement if a final,
          -----------------
          non-appealable decision is rendered by an arbitrator or a court of competent jurisdiction holding that Baxter has materially breached its obligations under Section 2 of the Non-Compete Agreement after having been given at least 180 days notice of such breach by Nexell. In addition, upon the termination of the Distribution and License Agreement in accordance with its terms, this Agreement shall automatically terminate.

     5.5  Termination for Baxter Bankruptcy. This Agreement and the license
          ---------------------------------
          granted hereunder shall automatically terminate, without further action of any kind by Nexell, upon bankruptcy, insolvency, assignment for the benefit of creditors or other act of insolvency by, or against Baxter.

     5.6  Non-Modification. Except as expressly permitted herein, neither party
          ----------------
          shall take any action to amend, extend, terminate or otherwise modify the terms and conditions of, or the rights and obligations of the parties to, the First BD Sublicense without the prior written consent of the other party.

     5.7  Exclusivity. To the extent that Baxter becomes a non-exclusive
          -----------
          marketing, sales and distribution entity with regard to any Products Category(ies) in specified countries under the Distribution and License Agreement, Baxter shall similarly convert into a non-exclusive marketing, sales and distribution entity for the same Product Category(ies) in the same countries pursuant to this Agreement.

6.   Patent Enforcement

     6.1  Miltenyi Litigation. Nexell hereby grants Baxter the exclusive right
          --------------------
          to maintain, continue to prosecute, enforce and settle the existing lawsuit against Miltenyi Biotec GmbH of Germany and its related U.S. companies, Miltenyi Biotec, Inc. and AmCell Corporation (Nexell
                                                                   ------
          Therapeutics, Inc. v. Miltenyi Biotec GmbH of Germany, Miltenyi
          ---------------------------------------------------------------
          Biotec, Inc. and AmCell Corporation, No. 00-141 (D.Del.))
          -----------------------------------
          and any related action pertaining to the rights under this Agreement as they relate to infringement by Miltenyi, which will remain the responsibility of Baxter, including the right to claim past damages. Nexell agrees to cooperate with Baxter and its legal counsel to facilitate Baxter assuming responsibility and control of such lawsuit, and agrees to remain a party to such action, at Baxter's request, and be available at Baxter's reasonable request to be an expert witness or otherwise to assist in such proceedings. If Baxter decides in its sole discretion not to maintain and continue such lawsuit, Nexell may do so. The parties agree that any all amounts recovered in connection with any such prosecution, enforcement or settlement of such lawsuit shall be distributed to each of Baxter and Nexell pro rata based upon their relative contributions to the expenses of such lawsuit.

     6.2  Enforcement of Licensed Intellectual Property Rights. Baxter and
          ----------------------------------------------------
          Nexell shall each, promptly, but in no event no later than thirty (30) days after receipt of notice thereof, notify the other of any patent nullity actions, oppositions, reexaminations, any declaratory judgment actions or any alleged or threatened infringement of patents or patent applications or misappropriation or violation of any Licensed Intellectual Property, or if Baxter or Nexell, or any of their respective Affiliates, shall be named as a defendant in a legal proceeding by a third party alleging infringement, misappropriation or violation of a patent or other intellectual property right as a result of the manufacture, production, use, distribution or sale of any Product or of any other information or notification regarding the Licensed Intellectual Property.

          (a) Baxter and Nexell shall cooperate in any action taken by a third party solely involving a nullity action, opposition, reexamination or any other action taken by such third party alleging the invalidity or unenforceability of any Licensed Intellectual Property. Both parties agree to share equally in the cost of the defense of such Licensed Intellectual Property.

          (b) Baxter shall have the first right to respond to, defend or prosecute any actions taken to defend any alleged or threatened infringement, misappropriation or any other violation by a third party of Baxter's rights under the license granted in Section 3.1 of this Agreement. It is understood that such action may include defending against a nullity action or similar action or causes of action taken by such third party in such proceedings or actions. Nexell agrees to cooperate with Baxter and its legal counsel, join in suits or actions that may be brought by Baxter, at Baxter's request, allow itself to be named as a party, at Baxter's request, and be available at Baxter's reasonable request to be an expert witness or otherwise to assist in such proceedings. If Baxter elects to respond to, defend, prosecute or settle any such actions, challenges, infringements, misappropriations or proceedings by a third party alleging infringement, misappropriation or violation of Baxter's rights as described above then: (i) Baxter shall bear all legal fees and other costs and expenses associated with such response or defense, including those incurred by Nexell at Baxter's request; and (ii) Baxter shall keep all amounts recovered from third parties in connection with such response or defense. Furthermore, Baxter shall have the right to license such Licensed Intellectual Property in connection with any settlement of any such claim, with the prior written consent of Nexell (such consent not to be unreasonably withheld or delayed). Baxter shall have six (6) months to elect to respond to, defend or prosecute any such allegations of infringement, misappropriation or violation of rights. If Baxter declines to respond to, defend or prosecute any such action within such six (6) month period, then Nexell shall have the right to elect to bring any necessary action to defend or prosecute any such allegations of infringement, misappropriation or violation of rights. Notwithstanding anything to the contrary set forth in this
               Section 6.2(b), it is understood that nothing contained in this
               Section 6.2(b) shall limit, impose any additional obligation on or otherwise alter Nexell's obligation to indemnify Baxter under the Distribution and License Agreement or this Agreement.

          (c) For any such actions against a third party alleging any infringement, misappropriation or violation of rights that are not included under the rights granted to Baxter under the license granted in Section 3.1 of this Agreement, Nexell shall have six
               (6) months to elect to respond to, defend or prosecute any such allegations of infringement, misappropriation or violation of rights. If Nexell declines to make any such election within such six (6) month period, then Nexell hereby grants Baxter automatically the exclusive right to elect to bring any necessary action to defend or prosecute any such allegations of infringement, misappropriation or violation of rights. If Baxter elects to do so, then Nexell's license grant to Baxter under the license granted in Section 3.1 of this Agreement shall be deemed to be amended to include an exclusive license to take whatever actions are necessary for Baxter (and solely for the purpose of the foregoing) to respond to, defend or prosecute any such actions to enforce such rights, including the right to seek past damages. In connection therewith, Nexell agrees to cooperate with Baxter and its legal counsel, join in suits or actions that may be brought by Baxter, at Baxter's request, allow itself to be named as a party, at Baxter's request, and be available at Baxter's reasonable request to be an expert witness or otherwise to assist in such proceedings. Baxter shall bear all legal fees and other costs and expenses associated with such response or defense, including those incurred by Nexell at Baxter's request, and Baxter shall keep all amounts recovered from third parties in connection with such response or defense. Furthermore, Baxter shall have the right to license such Licensed Intellectual Property in connection with any settlement of any such claim, with the prior written consent of Nexell (such consent not to be unreasonably withheld or delayed). Notwithstanding anything to the contrary set forth in this Section 6.2(c), it is understood that nothing contained in this Section 6.2(c) shall limit, impose any additional obligation on or otherwise alter Nexell's obligation to indemnify Baxter under the Distribution and License Agreement or this Agreement..

7.   Dispute Resolution

     7.1  Provisional Remedies. The procedures specified in this Section 7 shall
          --------------------
          be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party, without prejudice to these
          --------  -------
          procedures, may seek a preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo. During such action, the parties will continue to participate in good faith in the procedures specified in this Section 7.

     7.2  Negotiations Between Executives. The parties will attempt in good
          -------------------------------
          faith to resolve any claim or controversy arising out of or relating to the execution, interpretation or performance of this Agreement (including the validity, scope and enforceability of the provisions contained in this Section 7) promptly by negotiations between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement.

     7.3  Arbitration. In the event that any dispute arising out of or relating
          -----------
          to this Agreement or its breach, termination or validity has not been resolved after good faith negotiation pursuant to the procedures of
          Section 7.2, such dispute shall upon written notice by either party to the other, be finally settled by arbitration administered by the Center for Public Resources in accordance with the provisions of its Commercial Arbitration Rules and the United Stated Federal Arbitration Act, as modified below:

          (a) The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators, all of whom shall be selected from a list of neutral arbitrators supplied by the Center for Public Resources. From such list, each of Baxter and Nexell shall select one (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

          (b) The arbitration proceedings shall be conducted in Los Angeles County or Orange County in the State of California.

          (c) Any party may seek interim or provisional remedies under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the party pending the decision of the arbitrators.

          (d) The parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the Commercial Arbitration Rules of the Center for Public Resources. All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

          (e) Each party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators, provided that the chair of the panel of arbitrators may establish such longer times for presentations as the chair deems appropriate.

          (f) The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award. Judgment thereon may be entered in any court having jurisdiction thereof.

          (g) The arbitrators are empowered to order money damages in compensation for a party's actual damages, specific performance or other appropriate relief to cure a breach; provided, however,
                                                             --------  -------
               that the arbitrators will have no authority to award special, punitive or exemplary damages, or other money damages that are not measured by the prevailing party's actual damages.

     7.4  Performance During Dispute. Each party is required to continue to
          --------------------------
          perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be commercially impossible or impractical under the circumstances.

8.   General

     8.1  Provisions Contrary to Law/Severability. In performing this Agreement,
          ---------------------------------------
          the parties hereto shall comply with all applicable laws. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is a conflict between any provision of this Agreement and any applicable law, the applicable law shall prevail. In the event any provision of this Agreement conflicts with any applicable law or is otherwise determined by an arbitrator or court having valid jurisdiction thereof to be unenforceable, the affected provision of this Agreement shall be deemed to have been modified to the extent necessary so as not to conflict with the applicable law or to be unenforceable or, if such modification is not possible, such provision shall be deemed to have been deleted herefrom, without affecting, impairing or invalidating the remaining provisions of this Agreement.

     8.2  Foreign Government Approval or Registration. If this Agreement or any
          -------------------------------------------
          associated transaction is required by the law of any nation to be either approved or registered with any governmental authority, or any agency or political subdivision thereof, Baxter shall assume all legal obligations to do so. In connection therewith, Nexell shall cooperate and assist with all reasonable requests by Baxter.

     8.3  Export Control. Each party shall observe all applicable United States
          --------------
          and foreign laws with respect to the transfer of Products and related technical data to foreign nations, countries and other sovereign states.

     8.4  Notices. All notices required under this Agreement shall be in
          -------
          writing, and all such notices and other written communications (including product orders and invoices) shall be delivered either by hand, by a nationally recognized overnight delivery service (with delivery charges prepaid), by first class, registered or certified United States mail (postage prepaid), or by facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand, by a nationally recognized overnight delivery service (with charges prepaid), or by first class, registered or certified United States mail (postage prepaid) within two (2) days of facsimile transmission), addressed to each party as follows:

          If to Baxter, such notices and any other written communications shall be delivered to:

          Baxter Healthcare Corporation
          Oncology
          One Baxter Parkway
          Deerfield, Illinois 60015
          Attention: Cindy Collins - General Manager
          Telecopy:  (847) 948-4684

          With copies to:

          Baxter Healthcare Corporation
          P.O. Box 15210
          Irvine, California  92623-5210
          Attention: Michael Schiffer, Esq. - Chief Patent Counsel
          Telecopy:  (949) 474-6330

          and

          Baxter Healthcare Corporation
          Baxter Biosciences
          One Baxter Parkway
          Deerfield, Illinois 60015
          Attention: President - Venture Management
          Telecopy:  (847) 940-6271

          If to Nexell, such notices and any other written communications shall be delivered to:

          Nexell of California, Inc.
          Nine Parker

          Irvine, California 92618
          Attention: President and CEO
          Telecopy: (949) 470-6645

          With copies to:

          Bryan Cave LLP
          700 Thirteenth Street, N.W.
          Washington, D.C. 20005
          Attention: Eric F. Stoer, Esq.
          Telecopy: (202) 508-6200

          and to:

          Nexell Therapeutics Inc.
          Nine Parker
          Irvine, California 92618
          Attention: Chairman
          Telecopy: (949) 470-6645

          or such other address as any such party may designate in writing and delivered to the other party hereto pursuant to this Section 8.4. All such notices or other written communications shall be deemed to have been received by the addressee if delivered by: hand or by a nationally recognized overnight delivery service (with delivery charges prepaid) at the time of delivery; by first class, registered or certified United States mail (postage prepaid), three (3) business days after delivery thereof to the United States Postal Service; or by facsimile transmission, at the time of transmission.

     8.5  Force Majeure. Neither party to this Agreement shall be liable for
          -------------
          delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible. A party's lack of financial resources to effect its performance hereunder shall not be considered a force majeure event.

     8.6  Limitation of Liability. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF
          -----------------------
          CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE), OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, EXEMPLARY OR LIQUIDATED DAMAGES.

     8.7  Use of Names. Neither party shall be permitted to use the name of the
          ------------
          other in any promotional materials or advertising related to the Products without the prior written consent of the other or as permitted by the Distribution and License Agreement or Supply Agreement.

     8.8  Assignment. Nexell shall not assign its rights or obligations under
          ----------
          this Agreement to any party during the term of the Distribution and License Agreement and Supply Agreement without the prior written consent of Baxter. Notwithstanding the foregoing, and subject to the terms of the Stockholders Agreement, Nexell may assign its rights under this Agreement in the event of a sale, merger or other business combination of Nexell with or into another business, provided that Nexell obtains the advance written consent of Becton. Baxter may assign its rights and obligations hereunder to any party without prior notice to or consent of Nexell. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties' permitted successors and assigns.

     8.9  Waivers and Modifications. The failure of any party to insist on the
          -------------------------
          performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing signed by the other party to be bound by such waiver, modification, release or amendment.

     8.10 Choice of Law and Jurisdiction. This Agreement shall be governed by
          ------------------------------
          and construed in accordance with the internal laws of the State of Delaware, without application of conflicts of law principles, and, subject to Section 8.9, each party hereby submits to the jurisdiction and venue of any state or federal court in the State of Delaware. To the extent permissible by law, each of the parties hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Delaware law.

     8.11 Independent Parties. By virtue of this Agreement, neither party
          -------------------
          constitutes the other as its agent (except as may otherwise be expressly provided herein), partner, joint venturer, or legal representative and neither party has express or implied authority to bind the other in any manner whatsoever.

     8.12 Entire Agreement. This Agreement and the Non-Compete Agreement,
          ----------------
          together with the First BD Sublicense and the Exhibits and Schedules annexed thereto, and the Asset Purchase Agreement dated as of August 3, 2001, by and among Baxter, Nexell and Nexell Therapeutics Inc., and all agreements contemplated thereby (including the agreements noted on Schedule 5.15 thereof as continuing in effect), constitute the entire agreement between the parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement and the other agreements referred to above.

     8.13 Indemnification. Baxter shall defend, indemnify and hold Nexell and
          ---------------
          its Affiliates harmless from and against any and all claims, suits and expenses, including reasonable attorney expenses, arising out of or relating to
          (i) Baxter's breach of this Agreement and (ii) any claim for property damage, personal injury or death arising out of the manufacture, use, sale or other disposition of any products that use the Licensed Intellectual Property by Baxter, its Affiliates or sublicensees; provided, however, that in the event that any product is a Product,
          --------  -------
          the indemnification provisions in the Distribution and License Agreement shall exclusively govern any claim. Nexell shall defend, indemnify and hold Baxter and its Affiliates harmless from and against any and all claims, suits and expenses, including reasonable attorney expenses, arising out of or relating to Nexell's breach of this Agreement.

     8.14 Counterparts. This Agreement may be executed in any number of
          ------------
          counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument.

     8.15 Rules of Construction. In this Agreement, unless a clear contrary
          ---------------------
          intention appears:

          (a)  The singular number includes the plural number and vice versa;

          (b) Reference to any party includes such party's permitted successors and assigns;

          (c)  Reference to any gender includes the other gender;

          (d) Reference to any Section, Exhibit or Schedule means such section of this Agreement, exhibit to this Agreement or schedule to this Agreement, as the case may be, and references in any section or definition to any clause means such clause of such section or definition;

          (e) "Herein," "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision of this Agreement;

          (f) "Including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (g) Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

          (h) Reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

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

          (i) Accounting terms used herein shall have the meanings historically attributed to them by Baxter International Inc., a Delaware corporation, and its subsidiaries prior to the date hereof;

          (j) In the event of any conflict between any of the provisions of the body of this Agreement and any exhibit or schedule hereto, the provisions of the body of this Agreement shall control;

          (k) The headings contained in this Agreement have been inserted for convenience of reference only, and are not to be used in construing this Agreement; and

          (l) Any rule of construction or interpretation which might otherwise require this Agreement to be construed or interpreted against either party shall not apply to any construction or interpretation hereof.

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

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

                                                 BAXTER HEALTHCARE CORPORATION


                                                  By:  /s/
                                                     ---------------------------
                                                     Timothy B. Anderson
                                                     Senior Vice President,
                                                     Corporate Strategy and
                                                     Development


                                                 NEXELL OF CALIFORNIA, INC.


                                                  By:  /s/
                                                     ---------------------------
                                                     William A. Albright, Jr.
                                                     President

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